  EXECUTION COPY

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Escrow Agreement”) is made as of October 1,  2013 (the “Escrow Date”), by and among (i) COMPUTERS & TELE-COMM, INC., a Missouri corporation, (“CTC”); (ii) the shareholders of CTC, being GRAEME GIBSON, individually (“Gibson”); GAIL SIMMONS, individually (“Simmons”); LARRY LEVIN, individually (“Levin”);  BRUCE BARKSDALE, individually (“B. Barksdale”); MARTIN BARKSDALE, individually (“M. Barksdale”): MICHAEL JAY RYCE, individually (“Ryce”); JOHN BOLDING, individually (“Bolding”); LEONARD MILHOLLAND, individually (“L. Milholland”); and DONNA MILHOLLAND, individually (“D. Milholland”) (jointly the “CTC Stockholders”); (iii) ICEWEB, INC., a Delaware corporation (“Iceweb”); and THE LAW OFFICES OF DONOVAN BRADLEY DODRILL, LLC, a Missouri professional limited liability company  (the “Escrow Agent”).

RECITALS

RECITAL A.

CTC, the CTC Stockholders, Iceweb and other parties have entered into an AGREEMENT OF SHARE EXCHANGE (the “Share Exchange Agreement”).  Pursuant to the Share Exchange Agreement, among other things, all of the issued and outstanding CTC Common Stock shall be exchanged for Iceweb Common Stock. At the conclusion of the Share Exchange, CTC shall be a wholly-owned subsidiary of Iceweb. KC NAP, LLC, a Missouri limited liability company and wholly-owned subsidiary of CTC (“KC NAP”), shall continue to be a wholly-owned subsidiary of CTC following Closing under the Share Exchange Agreement. The Share Exchange includes issuance of Iceweb Common Stock to the CTC Stockholders in exchange for CTC Common Stock, and other consideration payable to other parties, including the CTC Stockholders in their capacities as CTC Exchanging Creditors (as that term is defined in the Share Exchange Agreement).

RECITAL B.

CTC, the CTC Stockholders, KC NAP, and Iceweb originally contemplated that the CTC Stockholders would exchange all of the issued and outstanding common stock of CTC for shares of Iceweb Common Stock in the amounts set forth on Exhibit 1 attached.

RECITAL C.

Scott Brian Kaye (“Kaye”) asserts an ownership interest in CTC and KC NAP, as well as entitlement to certain consulting fees.  CTC, the CTC Stockholders, and KC NAP dispute Kaye’s assertion and represent that Kaye has no ownership interest in CTC, no ownership interest in KC NAP, and is owed no consulting fees. Because of the dispute with Kaye (the “Kaye Dispute”), and pending resolution of same, CTC, the CTC Stockholders, and Iceweb have agreed in the Share Exchange Agreement to Iceweb causing Olde Monmouth Stock Transfer (“Transfer Agent”) to deposit with the Escrow Agent at Closing 2,390,171 shares of Iceweb Common Stock, to be held by the Escrow Agent pursuant to the terms of this Escrow Agreement. The adjustments to the number of shares of Iceweb Common Stock to be issued at Closing to the CTC Stockholders are set forth in Exhibit 2 attached.

RECITAL D.

In entering into this Escrow Agreement, the CTC Stockholders do not in any way concede that they believe Kaye is entitled to receive any Iceweb Common Stock. The CTC Stockholders intend to diligently pursue the issuance to them of the Iceweb Common Stock contemplated by the Parties.

RECITAL E.   In consideration of the foregoing Recitals, CTC, the CTC Stockholders, and Iceweb are obliged to and wish to appoint Escrow Agent as escrow agent for the above-mentioned purposes.

RECITAL F.    Escrow Agent is willing to accept this undertaking, provided the parties enter into this Escrow Agreement.

NOW, THEREFORE, in consideration of the Recitals above, the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

TERMS OF THE ESCROW

1.1

The Recitals above are incorporated into this Escrow Agreement as covenants of this Escrow Agreement to the same extent said Recitals would be incorporated if repeated within these covenants.

1.2

CTC, the CTC Stockholders, and Iceweb hereby appoint THE LAW OFFICES OF DONOVAN BRADLEY DODRILL, LLC, a Missouri professional limited liability company as the Escrow Agent hereunder.  Escrow Agent hereby accepts this appointment, subject to the requirements of this Escrow Agreement.  Escrow Agent will be paid the law firm’s regular hourly rate for the provision of professional services for the services rendered under and in accordance with this Escrow Agreement.

1.3

Escrow Agent hereby acknowledges that it has received a copy of the Share Exchange Agreement and has a copy on file for reference as appropriate in the performance of its duties under this Escrow Agreement.

1.4

At Closing, the Settlement Attorney, as defined in the Share Exchange Agreement, shall instruct Olde Monmouth Stock Transfer to deliver to the Escrow Agent 2,390,171 shares of Iceweb Common Stock, titled in the name of THE LAW OFFICES OF DONOVAN BRADLEY DODRILL, LLC, ESCROW AGENT, to be held by the Escrow Agent in safekeeping pursuant to the terms of this Escrow Agreement (the “Escrowed Stock”). Said Iceweb Common Stock shall contain the Rule 144 restrictions in accordance with the Share Exchange Agreement.

1.5

The Escrow Agent shall continue holding the Escrowed Stock pending written instructions signed by all CTC Stockholders and by Kaye with respect to disposition of the Escrowed Stock (“Written Instructions”), and Escrow Agent will follow said Written Instructions, subject to the following requirements. In the event Escrow Agent concludes, in its reasonable judgment, that a controversy exists between the CTC Stockholders and Kaye that will not be resolved by the issuance of Written Instructions to the Escrow Agent, or if the Written Instructions create a reasonable doubt as to the appropriate disposition of the Escrowed Stock, Escrow Agent may interplead the Escrowed Stock with the Circuit Court of Jackson County, Missouri at Kansas City (the “Interpleader Court”). In the event Escrow Agent does not receive Written Instructions within 365 days following the Escrow Date (“Escrowed Stock Disposition Deadline”), stating Kaye’s position with respect to the Escrowed Stock, within five (5) business days following the Escrowed Stock Disposition Deadline, the Escrow Agent shall distribute the Escrowed Stock to the CTC Stockholders, transferring to each CTC Stockholder the amount (as a positive and not negative number) of Escrowed Stock in Exhibit 2 under the column “Adjustment for Deposit of Iceweb Common Stock with the Escrow Agent”. All stock transfers shall occur by Escrow Agent providing written instructions to the Transfer Agent in the form reasonably required by the Transfer Agent. All expenses of said interpleader shall be borne by the CTC Stockholders, subject to the indemnification caps contained in the Share Exchange Agreement.

1.6

Following transfer of the Escrowed Stock to Escrow Agent by Transfer Agent, Iceweb and CTC shall have no further responsibilities or liabilities under this Escrow Agreement. Iceweb and CTC represent and warrant that they take no position with respect to the disposition of the Escrowed Stock. The CTC Stockholders shall hold Iceweb and CTC, jointly and severally absolutely free and harmless and indemnify Iceweb and CTC, jointly and severally, from all liability with respect to the Escrowed Stock, subject to the indemnification caps in the Share Exchange Agreement.

1.7.

Upon the completion by the Escrow Agent of its obligations under Sections 1.1 through 1.6 above, this Escrow Agreement shall terminate and the Escrow Agent shall have no further liability hereunder.

1.8

This Agreement may be altered or amended only with the written consent of all of the parties hereto.

1.9

The Escrow Agent shall be compensated upon tendering of its invoice to the CTC Stockholders at the conclusion of its duties hereunder, or periodically, should this Escrow Agreement require more than five (5) hours of Escrow Agent’s services. The CTC Stockholders’ liability to the Escrow Agent, Iceweb and CTC under this Escrow Agreement shall be several, and not joint, proportionate to said CTC Stockholders’ ownership of CTC Common Stock. The Escrow agent shall be reimbursed by the CTC Stockholders for its services hereunder and reimbursed  for any reasonable expenses incurred by Escrow Agent. In the event there is a conflict among the parties to this Escrow Agreement and the Escrow Agent shall deem it necessary to retain counsel, upon whose advice the Escrow Agent may rely, the CTC Stockholders shall pay for the reasonable attorney’s fees incurred by Escrow

Agent.  The Escrow Agent shall not be liable for any action taken or omitted by the Escrow Agent in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent’s own gross negligence or willful misconduct.  The Escrow Agent has made no representations or warranties to CTC, or the CTC Stockholders, or Iceweb, in connection with this transaction. The Escrow Agent has no liability hereunder to any party other than those set forth in Sections 1.1 through 1.6 above, to-wit: to hold the Escrowed Stock, to receive Written Instructions, to transfer the Escrowed Stock, and to interplead the Escrowed Stock to the Interpleader Court, in accordance with Sections 1.1 through 1.6 above. The CTC Stockholders agree to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of the Escrowed Stock, including the obligation to defend any legal action brought which in any way arises out of or is related to this Escrow Agreement.

1.10

The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorney-at-law shall be conclusive evidence of such good faith.

1.11

The Escrow Agent is hereby expressly authorized to disregard any and all warnings or orders given by any of the parties hereto or by any other person,  excepting only those matters contemplated Sections 1.1 through 1.6 above, and orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case the Escrow Agent obeys or complies with any such order, judgment or decree, then the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree or orders being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

1.12

The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

1.13

If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

ARTICLE 2

MISCELLANEOUS

2.1

No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

0.2

This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

2.3

This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged duly authorized in writing or as otherwise expressly permitted herein.

2.4

Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine.  This Escrow Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.  Execution and delivery of this Escrow Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party.  Such facsimile copies shall constitute enforceable original documents.

2.5

(a)

This Escrow Agreement shall be governed and construed in accordance with the laws of the State of Missouri without regard to any applicable principles of conflicts of law.

(b)

ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OR, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT SHALL BE BROUGHT AGAINST ANY OF THE PARTIES HERETO IN THE INTERPLEADER COURT ONLY, WITH EACH PARTY HERETO AGREEING TO SUBJECT MATTER JURISDICTION, PERSONAL JURISDICTION AND VENUE IN SUCH COURT.  EACH OF THE PARTIES HERETO CONSENTS TO THIS JURISDICTION PROVISION IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN.  PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY HERETO ANYWHERE IN THE WORLD.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHTS TO TRIAL BY JURY.

2.6

All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed), mailed by registered or certified mail (return receipt requested), or delivered by a national overnight delivery service (e.g., Federal Express) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Iceweb:

Iceweb, Inc.

c/o Ira S. Saul, PLC

4126 Leonard Drive

Fairfax, Virginia 22030

Telephone: (571)-287-2380

Facsimile:  (571) 287-2396

Email: rhowe@iceweb.com

            with a copy (which shall not constitute notice) to:

Ira S. Saul, PLC

4126 Leonard Drive

Fairfax, Virginia 22030

Attention:  Ira S. Saul, Esquire

Telephone: (703) 273-8840

Facsimile:  (703) 273-8842

Email:  ira@saulaw.com

If to CTC:

If before Closing:

Computers & Tele-Comm, Inc.

Attention: Graeme Gibson, President

324 E. 11th Street, Suite 2425

Kansas City, Missouri 64106

Telephone: (816) 252-4080

Facsimile: (816) 252-5545

Email: graeme@ctcco.com

with a copy (which shall not constitute notice) to:

Ronald G. Byers, Esq.

Newhouse, Byers & Swaney, PC

304 W. Walnut Street, Suite 210

Independence, Missouri 64050

Telephone: (816) 833-3000 Ext. 304

Facsimile: (816) 833-3733

Email: ronbyers@homeisp.com

If after Closing: To Iceweb

If Addressed to any of the CTC Stockholders:

c/o Computers & Tele-Comm, Inc.

1307 South Sterling Ave.

Independence, Missouri 64052

Telephone: (816) 252-4080

Facsimile: (816) 252-5545

Email: graeme@ctcco.com

            with a copy (which shall not constitute notice) to:

Ronald G. Byers, Esq.

Newhouse, Byers & Swaney, PC

304 W. Walnut Street, Suite 210

Independence, Missouri 64050

Telephone: (816) 833-3000 Ext. 304

Facsimile: (816) 833-3733

Email: ronbyers@homeisp.com

If to the Escrow Agent:

The Law Offices of Donovan Bradley Dodrill, LLC

Country Club Plaza
435 Nichols Road, Suite 200
Kansas City, MO 64112
Telephone    (816) 977.2680
Facsimile      (816) 977.2682

www.askdonovan.com

2.7

By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Escrow Agreement. The Escrow Agent does not become a party to the Transaction Documents.

2.8

Each party acknowledges and agrees that this Escrow Agreement shall not be deemed prepared or drafted by any one party.  In the event of any dispute among the parties concerning this Agreement, the parties agree that any rule of construction, to the effect that any ambiguity in the language of the Agreement is to be resolved against the drafting party, shall not apply.

2.9

This Escrow Agreement will be executed in multiple counterparts, each one of which will constitute an original and all of which taken together will constitute one document.  This Escrow Agreement may be executed by delivery of a signed signature page by fax or electronic mail to the other parties hereto and such fax or electronic mail execution and delivery will be valid in all respects.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

COMPUTERS & TELE-COMM, INC.

By: ____/s/ Graeme Gibson_____________

        Graeme Gibson, President & CEO

ATTEST:

__/s/ Gail Simmons_______________

Gail Simmons, Secretary

(SEAL)

THE STOCKHOLDERS OF
COMPUTERS & TELE-COMM,  INC.
(ALSO SIGNING AS CTC EXCHANGING CREDITORS,  AS APPROPRIATE)

__/s/ Graeme Gibson____________________

Graeme Gibson, individually

__/s/ Gail Simmons____________________

Gail Simmons, individually

__/s/ Larry Levin______________________

Larry Levin, individually

__/s/ Bruce Barksdale_________________

Bruce Barksdale, individually

_/s/ Martin Barksdale__________________

Martin Barksdale, individually

_/s/ Michael Jay Ryce ___________________

Michael Jay Ryce, individually

__/s/ John Bolding____________________

John Bolding, individually

_/s/ Leonard Milholland________________

Leonard Milholland, individually

_/s/ Donna Milholland ___________________

Donna Milholland, individually

ICEWEB:

ICEWEB, INC.

By: _/s/ Rob Howe__________________

       Rob Howe, CEO

ATTEST:

_/s/ My Le Phuong_____________

My Le Phuong, Secretary

(SEAL)

ESCROW AGENT:

THE LAW OFFICES OF DONOVAN BRADLEY DODRILL, LLC, a Missouri professional limited liability company

By: __/s/ Donovan Bradley Dodrill ________

Donovan Bradley Dodrill, Esq.,

President and Manager

CTC-Iceweb, Inc. Escrow Agreement

EXHIBIT 1

Names of CTC Stockholders	Issued and outstanding CTC Common Stock	Contemplated IWEB Shares to be Issued to CTC Stockholders
Graeme Gibson	96,000	3,718,892
Gail Simmons	50,000	1,936,923
Larry Levin	57,000	2,208,092
Bruce Barksdale	25,000	968,462
Martin Barksdale	10,000	387,385
Michael Jay Ryce	5,000	193,692
John Bolding	2,000	77,477
	1,000	38,738
Leonard Milholland
Donna Milholland	1,000	38,738

	247,000	9,568,400

IceWeb Inc. Escrow Agreement

EXHIBIT 2

Names of CTC Stockholders	Issued and outstanding CTC Common Stock	Contemplated IWEB Shares to be Issued to CTC Stockholders	Adjustment for Deposit of Iceweb Common Stock with Escrow Agent	Net Iceweb Common Stock to be issued to CTC Stockholders and Escrow Agent
Graeme Gibson	96,000	3,718,892	-928,973	2,789,919
Gail Simmons	50,000	1,936,923	-483,840	1,453,083
Larry Levin	57,000	2,208,092	-551,578	1,656,514
Bruce Barksdale	25,000	968,462	-241,920	726,541
Martin Barksdale	10,000	387,385	-96,768	290,617
Michael Jay Ryce	5,000	193,692	-48,384	145,308
John Bolding	2,000	77,477	-19,354	58,123
	1,000	38,738	-9,677	29,062
Leonard Milholland
Donna Milholland	1,000	38,738	-9,677	29,062

Escrow Agent	-		2,390,171	2,390,171
	247,000	9,568,400	0	9,568,400

3

IceWeb Inc. Escrow Agreement